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                                                                   EXHIBIT 10.15

[Certain portions of this exhibit have been omitted based upon a request for confidential treatment pursuant to Rule 24B-2 under the Securities Act of 1934. Omitted portions: Section 7 of Exhibit A (in part). The omitted portion has been filed separately with the Securities and Exchange Commission.]

                        AMENDMENT # 3 DATED JULY 11, 2000
                     TO PATHWAYS MIDWAY-CASH CARD AGREEMENT
                             DATED JANUARY 27, 2000

This Amendment #3 is dated effective July 11, 2000, amends that certain Pathways Midway-Cash Card System Agreement dated January 27, 2000 and Amendments # 1 and #2, to said Agreement (hereinafter AGREEMENT) between The Pathways Group, Inc., a Delaware Corporation (hereinafter PATHWAYS) and Funtastic Rides Company, Inc., an Oregon Corporation (hereinafter FUNTASTIC) to the extent hereafter stated for the purposes and on the terms and conditions hereafter stated.


                             ARTICLE I - AMENDMENTS.

Amendment of Section #1.2 of AGREEMENT.
      The name of the smart card system, referenced in Section 1.2 of the AGREEMENT, last sentence, is hereby changed from this date forward from Pathways Midway Cash-Card System to Midway Card System.

Amendment of Sections #2.2 and # 3.2 of AGREEMENT.
      Sections #2.2 and #3.2 of the AGREEMENT, which describe the minimum performance characteristics of the Midway Card System as those tested in the pilot program, are hereby expanded to include the Midway Card System Feature Enhancements described in Exhibit A, attached hereto, and hereby incorporated into this Amendment #3.

Amendment of Section #6.1of AGREEMENT.
      Section #6.1 of the AGREEMENT, which describes the software support and maintenance services of PATHWAYS with respect to the Midway Card System is hereby amended to include the software supplied by PATHWAYS to the extent it is installed on the second CPU server (referred to in Exhibit A, Paragraph 6 as the "remote customer service PC," and to the extent that other software on the second CPU server does not interfere with or prevent the proper functioning of the software supplied by PATHWAYS. Furthermore, PATHWAYS expressly disclaims any responsibility for any operation malfunction or failure of any other software on that second CPU server, provided such software was not supplied by PATHWAYS, even if the Midway Card System software supplied by PATHWAYS may have some kind of adverse effect on the other software.

Amendment of Section #6.2 of AGREEMENT.
      Section #6.2 of the AGREEMENT is hereby amended to EXPRESSLY EXCLUDE any responsibility of PATHWAYS for hardware equipment support and maintenance with respect to the second CPU server referenced in the Amendment to Section #6.1 of this AGREEMENT referred to in Exhibit A, Paragraph 6 as the "remote customer service PC."


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                      ARTICLE II -ALL OTHER PROVISIONS.

All other provisions of AGREEMENT dated January 27, 2000, and Amendment #1, dated February 14, 2000, and Amendment # 2, dated June 5, 2000, between the parties shall remain the same.

Dated July 11, 2000.

   THE PATHWAYS GROUP, INC., and Its     FUNTASTIC Rides Company Inc.,
   Subsidiaries and affiliates           and Its Subsidiaries and
                                         affiliates


By: /s/ William J. Boeck                 By: /s/ Ronald Burback
   --------------------------------         ----------------------------
   William J. Boeck                          Ronald Burback
   Industry Manager                          Vice President


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                                    EXHIBIT A
               ATTACHED AND INCORPORATED INTO AMENDMENT # 3 TO THE
                    Midway-Cash Card System Agreement between
          The Pathways Group, Inc., and Funtastic Rides Company, Inc.

                    Midway Card System Feature enhancements:


This document outlines the recent feature enhancements that PATHWAYS will be making to the Midway Card System (MCS) software. These enhancements are being made at the request of the Client in support of the upcoming Summer season.

It is agreed that PATHWAYS will make these changes and deliver the new revisions on July 11th, prior the opening of the Lake Fair event in Olympia, WA. The list of features to be added and a summary description of each is listed below:

SPECIALS:

1.  7 RIDE TICKETS FOR $10:
    The MCS software will allow customer of Client (hereinafter customer) to purchase 7 ride tickets for $10. The number of ride tickets and the $ value will be definable by the venue PC operator. (i.e. other than 7 / $10) when other similar ride ticket specials are offered. The assumption is that 1 ticket = 1 ride during the offering of this special. This special will be accepted only at terminals located at the entrances to rides which previously accepted tickets.

2.  20 GAME TICKETS FOR $8:
    The MCS software will allow customer to purchase $10 worth of games for $8 in cash value. The $10 and $8 values will be definable by the venue PC operator. The redemption at a game will take place as always. If the customer purchases a $2 game the actual dollar value of the game will be deducted from the specials purse. For example, the customer will receive a total of 5 each $2 games. This special will be accepted only at terminals located at games booths which previously accepted only cash, and not tickets. It will not apply to concessions.

3.  1/2 PRICE TICKETs:
    The MCS software will allow the purchase of tickets at 1/2 price. The value of 1/2 ( 50%) will be definable by the venue PC operator.. The 1/2 price applies to both full price and discount tickets. The system will deduct tickets from the appropriate full price or discount ticket purse on the card in the same identical


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    manner as the current system. This special will be accepted at terminals that accept tickets only (rides).

4.  PAY-ONE-PRICE (POP), RIDE ALL DAY:
    The MCS software will allow the purchase of an all day ride special or otherwise referred to as a pay-one-price special. The customer will pay one price and receive a card that is good on all rides only during the hours specified by the operator. IMPORTANT: The system will allow the entry of more than one person for the POP special on a card. In other words the ticket window system will allow someone to put more than one ride all day special on a card for that day (i.e. an adult could pay for himself and his two children and have it recorded on one card instead of 3 separate cards). When a customer enters a ride during the special the operator will ask how many riders and enter it in to the terminal. If there are not enough riders recorded on the card the system will automatically deduct the equivalent number of tickets for the ride from the discount ticket purse, and the full price ticket purse accordingly. Also, the corresponding $ value will be deducted from the discount or full price purse, if any, on the card. If there is not enough in both the POP riders purse and the discount or full price purse the system will prompt the user that there is insufficient funds. The POP special will only be accepted at terminals that previously accepted tickets only (rides).


OPERATIONAL ENHANCEMENTS:

5.  DUAL SITE:
    This enhancement is being added to allow the collection system application and the Customer Service Application to be run on two different PC's at a venue. As such, this creates the need for database synchronization between the different computers. In the event that the two computers are not networked, the synchronization will take place by copying the master database from the collection PC on to a floppy disk and transporting the disk to the remote Customer Service PC by hand and copying the database over to that PC. If the computers are networked (i.e. Ethernet cable), the floppy disk transfer method will not be required. NOTE: the customer must understand that any changes that are made within the collection system (i.e. adding a venue, adding a terminal, etc.) will require that the Client exports the database to a floppy disk and transport it to the Customer Service PC.

    Any transactions performed on the Customer Service PC will require the same method of data collection as always. In other words, the Customer Service PC will require the collection of data on to a manager's card that will then be imported in to the collection PC software. The manager card method of data collection from the Customer Service PC will be required regardless of whether the PC's are networked.


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6.  CUT OFF TIME:
    The MCS software will allow the manager, acting through the venue PC operator, to set the appropriate time flag for end of business day. This is necessary for some venues where the business day ends beyond midnight for some reason. The need is for all trace records and summary records to be recorded for the prior full operational day for accounting purposes.

7.  TRANSACTIONAL BILLING:

    The MCS software will incorporate a transactional billing feature in this enhancement release. Below is an example of the billing cycle steps:

    Assume billing month is: July, 2000

a. On August 1st the Client will run an "export transactions" function within the collection system that will export all transactions for the month of July to a disk (floppy or zip tbd). Each transaction will be flagged as being sent so that the data will not be resent during subsequent billing periods. The customer will not be required to enter date ranges or remember what was included in the last billing period. The system will allow for recollection of previously sent data in the event a diskette is bad or is lost in the mail.

b. Client will take the total number of transactions for the month, multiply that number by [Omitted based upon a request for confidential treatment pursuant to Rule 24B-2 under the Securities Act of 1934. The omitted portion has been filed separately with the Securities and Exchange Commission.] and prepare a check payable to PATHWAYS, to be sent with the disk to PATHWAYS.

    This same procedure will be followed on a monthly basis for the duration of the rental AGREEMENT period.


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